UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011
Safeguard Scientifics, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-293-0600
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
On May 17, 2011, Safeguard Scientifics, Inc. (“Safeguard”) partner company, Advanced BioHealing, Inc., and certain related parties (“ABH”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shire Pharmaceuticals, Inc. and certain related parties (“Shire”) concerning the acquisition of ABH by Shire (the “Merger”).
In connection with the execution of the Merger Agreement, Safeguard, as well as each of the other principal stockholders of ABH, executed a Consent Agreement concerning their support for the transactions contemplated by the Merger Agreement (the “Consent Agreement”). Pursuant to the terms of the Consent Agreement, each stockholder party, among other things, has provided its consent to the anticipated transaction. Safeguard owns approximately 19% of ABH on a fully diluted basis.
Pursuant to the Merger Agreement, Shire will acquire ABH for a cash purchase price of $750 million, subject to adjustments related to ABH’s net cash, working capital, transaction expenses and similar items. The consummation of the Merger is subject to the satisfaction of standard conditions to closing, including, but not limited to, the expiration of any applicable waiting period under the Hart-Scott-Rodino Act. It is presently anticipated that the Merger will be consummated late in the second quarter or early in the third quarter of 2011.
Based upon its equity holdings in ABH, it is presently anticipated that Safeguard will receive aggregate cash proceeds of approximately $140 million in connection with the Merger based upon the terms of its stock preferences. Pursuant to the terms of the Merger Agreement, five (5%) percent of such amount will be held in escrow through March 31, 2012.
The foregoing summary of the Consent Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consent Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that Safeguard expects, believes or anticipates will or may occur in the future, including Safeguard’s statements relating to the proposed Merger. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that the regulatory approvals and any other required approvals in connection with the Merger may not be obtained on the proposed terms or at the times anticipated. Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for Safeguard to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, Safeguard assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
ITEM 7.01. Regulation FD Disclosure
On May 17, 2011, Safeguard issued a press release announcing the Merger and the entry into the Consent Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Safeguard.

ITEM 9.01. Financial Statements and Exhibits
(d) Exhibits.

10.1	Consent Agreement, dated as of May 17, 2011, by and among Shire Pharmaceuticals, Inc. and certain stockholders of Advanced BioHealing, Inc.

99.1	Press release dated May 17, 2011
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: May 18, 2011	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel

Exhibit Index

10.1	Consent Agreement, dated as of May 17, 2011, by and among Shire Pharmaceuticals, Inc. and certain stockholders of Advanced BioHealing, Inc.

99.1	Press release dated May 17, 2011